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                                                                   Exhibit 23A

                             KPMG Peat Marwick LLP
                                  Suite 2000
                         1211 South West Fifth Avenue
                              Portland, OR  97204
                           Telephone (503) 221-6500
                            Telefax (503) 796-7650





                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
Willamette Industries, Inc.:


We consent to the use of our reports incorporated herein by reference. The Company changed its method of accounting for income taxes and postretirement benefits other than pensions in 1993.


                            /s/ KPMG PEAT MARWICK LLP



May 19, 1995